UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8‑K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 16, 2012

Park National Corporation

(Exact name of registrant as specified in its charter)

Ohio 1-13006 31-1179518

(State or other jurisdiction (Commission (IRS Employer
of incorporation) File Number) Identification No.)

50 North Third Street, P.O. Box 3500, Newark, Ohio 43058-3500

(Address of principal executive offices)    (Zip Code)

(740) 349-8451

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 2.02 - Results of Operations and Financial Condition
and
Item 7.01 - Regulation FD Disclosure

Additional Loan Charges

On October 16, 2012, management of Park National Corporation (“Park”), in consultation with Park's Board of Directors, determined that additional charge-offs are likely to be required, as of the end of the third quarter of 2012, with respect to a loan relationship held by SE Property Holdings, LLC (“SEPH”), a wholly-owned non-bank subsidiary of Park, and a participation interest in that loan relationship held by The Park National Bank (“PNB”), a wholly-owned bank subsidiary of Park.

As a result of continued delays in the expected repayment of the loan relationship and additional information received during the third quarter of 2012, including recent events that have raised concern about the collectability of this receivable, Park's management determined that it may be appropriate for SEPH and PNB to charge-down the loan relationship by an amount of up to $13 million ($2.5 million at PNB and $10.5 million at SEPH), in the aggregate (with a loan loss provision of the same amount). During the third quarter, management had expected significant pay downs on this loan relationship, which have not come to fruition as of the date of this Current Report on Form 8-K. Park's management is working to gain additional information concerning the repayment capacity of the borrower in order to determine the precise amount of the charge-off required to be recorded as of September 30, 2012. The majority of the loan relationship is secured by a significant third party receivable. However, the remaining loans at SEPH are generally fully secured by either real estate or personal property and have been previously written down (as needed) to the fair value of the underlying real estate or personal property determined by recent appraisals.

On October 16, 2012, Park issued a news release (the “News Release”) disclosing the determination by Park's management, in consultation with Park's Board of Directors, that additional charge-offs are likely to be required, as of the end of the third quarter of 2012, with respect to the loan relationship described above. The News Release is included as Exhibit 99.1 to this Current Report on Form 8-K and the portion of the News Release addressing the determination by Park's management described above is incorporated herein by reference.

Estimated Results for the Third Quarter of 2012

The tables below summarize the actual reported results for the first and second quarters of 2012 and the latest estimates of results (including the $13 million charge-off discussed above) for the third quarter of 2012 for Park on a consolidated basis, PNB, Guardian Financial Services Company (“GFSC” or “Guardian”), a wholly-owned subsidiary of Park, and SEPH.

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	Park
(in thousands)	1Q 2012	2Q 2012	3Q 2012 (Projected)	3Q YTD (Projected)
Net interest income	$61,728	$58,680	$58,016	$178,424
Provision for loan losses	8,338	5,238	16,655	30,231
Other income	17,453	17,508	18,079	53,040
Gain on sale of Vision business	22,167	-	-	22,167
Operating expenses	48,470	45,804	45,683	139,957
Income before taxes	$44,540	$25,146	$13,757	$83,443
Income taxes	13,065	6,260	1,775	21,100
Net income	$31,475	$18,886	$11,982	$62,343

Management's most recent loan loss provision guidance, on page 60 of the Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2012, stated that the loan loss provision would be approximately $24.4 million for the year ending December 31, 2012. The loan loss provision was $13.6 million for the first six months of 2012; therefore, management had previously expected the provision for loan losses for the third and fourth quarters of 2012 to total approximately $10.8 million, or $5.4 million per quarter. If the charge-off of $13 million (and loan loss provision of the same amount) were not included in the numbers in the table above, the projected loan loss provision for the third quarter would be in line with or better than management's most recent guidance.

	PNB
(in thousands)	1Q 2012	2Q 2012	3Q 2012 (Projected)	3Q YTD (Projected)
Net interest income	$55,846	$56,022	$55,366	$167,234
Provision for loan losses	4,672	3,756	4,125	12,553
Other income	16,661	17,700	18,150	52,511
Operating expenses	38,056	37,260	39,609	114,925
Income before taxes	$29,779	$32,706	$29,782	$92,267
Income taxes	8,218	9,223	7,714	25,155
Net income	$21,561	$23,483	$22,068	$67,112

	Guardian
(in thousands)	1Q 2012	2Q 2012	3Q 2012 (Projected)	3Q YTD (Projected)
Net interest income	$2,211	$2,305	$2,371	$6,887
Provision for loan losses	250	200	185	635
Other income	-	-	-	-
Operating expenses	721	706	693	2,120
Income before taxes	$1,240	$1,399	$1,493	$4,132
Income taxes	434	490	523	1,447
Net income	$806	$909	$970	$2,685

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	SEPH
(in thousands)	1Q 2012	2Q 2012	3Q 2012 (Projected)	3Q YTD (Projected)
Net interest income	$2,610	$(1,125)	$(888)	$597
Provision for loan losses	3,416	1,282	12,346	17,044
Other income	724	(275)	(191)	258
Gain on sale of Vision business	22,167	—	—	22,167
Operating expenses	8,165	5,999	4,008	18,172
Income before taxes	$13,920	$(8,681)	$(17,433)	$(12,194)
Income taxes	4,861	(3,041)	(6,102)	(4,282)
Net income	$9,059	$(5,640)	$(11,331)	$(7,912)

Approximately 19 percent of the loan relationship described above under the caption “Additional Loan Charges” is held by PNB as a participation interest, with the other 81 percent held by SEPH. For purposes of the PNB and SEPH tables above, management has assumed a charge-off of $2.5 million and $10.5 million, respectively (and provision for loan loss of the same amount). It is possible that the actual charge-off (and loan loss provision) for the third quarter of 2012 will be less than $13 million in the aggregate, as additional information could be received subsequent to the date of this Current Report on Form 8-K and prior to Park's earnings release for the third quarter of 2012, which is currently scheduled for October 29, 2012.

The following table summarizes the actual net income (loss) for “On-going Operations” (defined as PNB, GFSC, and the Parent Company), SEPH and Park on a consolidated basis, as well as diluted earnings per common share on a consolidated basis, for the first and second quarters of 2012 and the latest estimate of net income (loss) and diluted earnings per common share on a consolidated basis for the third quarter of 2012:

	Q1 2012	Q2 2012	Q3 2012 estimate	Total
PNB	$21,561	$23,483	$22,068	$67,112
Guardian	806	909	970	2,685
Parent Company	49	134	275	458
On-going operations	$22,416	$24,526	$23,313	$70,255

Vision Bank / SEPH	9,059	(5,640)	(11,331)	(7,912)
Net income	$31,475	$18,886	$11,982	$62,343
Net income available to common shareholders	$29,998	$16,938	$11,982	$58,918

Earnings per common share	$1.95	$1.10	$0.78	$3.82

Without the $13 million charge-off (and loan loss provision) described in “Item 2.02 - Results of Operations” of this Current Report on Form 8-K, the latest estimate of results for the third quarter of 2012, for Park's on-going operations, SEPH and Park on a consolidated basis would be:

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	Q1 2012	Q2 2012	Q3 2012 estimate	Total
PNB	$21,561	$23,483	$23,695	$68,739
Guardian	806	909	970	2,685
Parent Company	49	134	275	458
On-going operations	$22,416	$24,526	$24,940	$71,882

Vision Bank / SEPH	9,059	(5,640)	(4,486)	(1,067)
Net income	$31,475	$18,886	$20,454	$70,815
Net income available to common shareholders	$29,998	$16,938	$20,454	$67,390

Earnings per common share	$1.95	$1.10	$1.33	$4.37

SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995
Park cautions that any forward-looking statements contained in this Current Report on Form 8-K or made by management of Park are provided to assist in the understanding of anticipated future financial performance. Forward-looking statements provide current expectations or forecasts of future events and are not guarantees of future performance. The forward-looking statements are based on management's expectations and are subject to a number of risks and uncertainties. Although management believes that the expectations reflected in such forward-looking statements are reasonable, actual results may differ materially from those expressed or implied in such statements. Risks and uncertainties that could cause actual results to differ materially include, without limitation: deterioration in the asset value of Park's loan portfolio may be worse than expected due to a number of factors, such as adverse changes in economic conditions that impair the ability of borrowers to repay their loans, the underlying value of the collateral could prove less valuable than assumed and cash flows may be worse than expected; Park's ability to sell OREO properties at prices as favorable as anticipated; Park's ability to execute its business plan successfully and within the expected timeframe; general economic and financial market conditions, and weakening in the economy, specifically the real estate market and the credit market, either nationally or in the states in which Park and its subsidiaries do business, may be worse than expected which could decrease the demand for loan, deposit and other financial services and increase loan delinquencies and defaults; changes in interest rates and prices may adversely impact the value of securities, loans, deposits and other financial instruments and the interest rate sensitivity of our consolidated balance sheet; changes in consumer spending, borrowing and saving habits; changes in unemployment; asset/liability repricing risks and liquidity risks; our liquidity requirements could be adversely affected by changes in our assets and liabilities; competitive factors among financial services organizations increase significantly, including product and pricing pressures and our ability to attract, develop and retain qualified bank professionals; the nature, timing and effect of changes in banking regulations or other regulatory or legislative requirements affecting the respective businesses of Park and its subsidiaries, including changes in laws and regulations concerning taxes, accounting, banking, securities and other aspects of the financial services industry, specifically the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”), as well as future regulations which will be adopted by the relevant regulatory agencies, including the Consumer Financial Protection Bureau, the SEC and NYSE MKT LLC, to implement the Dodd-Frank Act's provisions; the effect of changes in accounting policies and practices, as may be adopted by the Financial Accounting Standards Board, the SEC, the Public Company Accounting Oversight

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Board and other regulatory agencies, and the accuracy of our assumptions and estimates used to prepare our financial statements; the effect of fiscal and governmental policies of the United States federal government; adequacy of our risk management program; a failure in or breach of our operational or security systems or infrastructure, or those of our third-party vendors and other service providers, including as a result of cyber attacks; demand for loans in the respective market areas served by Park and its subsidiaries; and other risk factors relating to the banking industry as detailed from time to time in Park's reports filed with the Securities and Exchange Commission including those described in "Item 1A. Risk Factors" of Part I of Park's Annual Report on Form 10-K for the fiscal year ended December 31, 2011 and in “Item 1A. Risk Factors” of Part II of Park's Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2012. Undue reliance should not be placed on the forward-looking statements, which speak only as of the date hereof. Park does not undertake, and specifically disclaims any obligation, to publicly release the result of any revisions that may be made to update any forward-looking statement to reflect the events or circumstances after the date on which the forward-looking statement is made, or reflect the occurrence of unanticipated events, except to the extent required by law.

Item 8.01 - Other Events

Declaration of Cash Dividend

In the News Release issued on October 16, 2012, Park also announced that the Park Board of Directors declared a $0.94 per common share quarterly dividend. The dividend is payable on December 7, 2012 to common shareholders of record as of the close of business on November 23, 2012. The News Release is included as Exhibit 99.1 to this Current Report on Form 8-K and the portion of the News Release announcing the dividend declaration is incorporated by reference herein.

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Item 9.01 - Financial Statements and Exhibits

(a) Not applicable
(b) Not applicable
(c) Not applicable
(d) Exhibits. The following exhibit is included with this Current Report on Form 8-K:

Exhibit No.        Description

99.1	News Release issued by Park National Corporation on October 16, 2012

[Remainder of page intentionally left blank;
signature on following page.]

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PARK NATIONAL CORPORATION

Dated: October 16, 2012    By: /s/ John W. Kozak
John W. Kozak
     Chief Financial Officer

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INDEX TO EXHIBITS

Current Report on Form 8-K
Dated October 16, 2012

Park National Corporation

Exhibit No.	Description
99.1	News Release issued by Park National Corporation on October 16, 2012

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